EXHIBIT 99.1

FOR IMMEDIATE RELEASE February 13, 2004	CONTACT:	MICHAEL J. KOSS (414) 964-5000

Koss Corporation Changes Treasury Stock Treatment
of Repurchased Employee Shares
in Financial Statements

Milwaukee, Wisconsin: Koss Corporation (NASDAQ SYMBOL: KOSS) today announced that it is changing its treatment for repurchases of some stock issued to employees on the exercise of employee stock options to comply with FIN 44: Accounting for Certain Transactions Involving Stock Compensation an interpretation of APB Opinion No. 25 (“FIN 44”). The Company had previously accounted for these transactions as an acquisition of treasury stock, whereas under FIN 44, the Company will treat the expenditures to acquire stock purchased directly from employees who had held the stock for less than six months as a compensation expense.

The Company determined to change reported financial results for the period from June 2001 until June 2003 when, in consultation with its independent auditors, the Company concluded that some previously reported transactions should be accounted for as employee compensation expense rather than as treasury stock transactions. The change has no effect on cash and has the following effects on the Company’s previously announced financial results:

•	A cumulative increase in the Company’s paid in capital of $1,997,913 at June 30, 2003.

•	A cumulative reduction in the Company’s retained earnings of $1,310,226 at June 30, 2003.

•	A reduction in the Company’s tax liability of $687,687 at June 30, 2003.

•	Reductions in reported diluted earnings per share for the fiscal year ended June 30, 2001 from $1.28 to $1.16, for the fiscal year ended June 30, 2002, from $1.28 to $1.17, and for the fiscal year ended June 30, 2003 from $1.18 to $1.08, to reflect booking the acquisition of the repurchased shares as employee compensation expense.

The change is a noncash adjustment of the prior periods activities and all transactions involved in the change have been previously disclosed in the Company’s public filings, including, most specifically, Note 1 to the Company’s financial statements under the heading “Stock-Based Compensation” contained in the Company’s most recently filed Form 10-K. The revised financial statements reflecting the foregoing will be included in a Form 10-K/A to be filed with the Securities and Exchange Commission and available at www.sec.gov.

The change does not affect the current fiscal year’s operations, or the net income reported during the first two quarters of the current fiscal year ending June 30, 2004. The change will be reflected on the Company’s balance sheet as a decrease in taxes payable of $687,687 and an increase in stockholders’ investment of $687,687.

The Company’s Board of Directors has approved the use of up to $2.5 million for the repurchase of shares of Company stock in open market transactions. The stock repurchases may or may not be made by the Company under the safe harbor conditions of Rule 10b-18, but will otherwise comply with all applicable rules and regulations and will be dependent upon market conditions and the availability of common stock. The Company will not repurchase directly from employees any shares of Company stock that have not been held for a period greater than six months.

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Koss Corporation markets a complete line of high-fidelity stereophones, speaker-phones, computer headsets, telecommunications headsets, active noise canceling stereophones, wireless stereophones, and compact disc recordings of American Symphony Orchestras on the Koss Classics label.

This press release contains forward looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company’s and its customers’ products, competitive and technological developments, foreign currency fluctuations, and costs of operations. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

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